CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT (this "Agreement") is made and entered into this _____ day of September, 1999, by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), and VIRBAC AH, INC., a Delaware corporation ("Virbac AH," and collectively with Virbac, PM Resources, St. JON and Francodex referred to herein as the "Borrowers"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                                  WITNESSETH:

                  WHEREAS, Virbac (formerly known as Agri-Nutrition Group Limited), PM Resources and St. JON, presently have a joint and several revolving credit loan from Bank in a present aggregate maximum principal amount of up to Seven Million Dollars ($7,000,000.00), for a period of time up to and including July 31, 2000, as extended thereafter in Bank's discretion for subsequent one year periods and subject to certain periodic reductions of the reducing portion thereof, Four Million Five Hundred Thousand Dollars ($4,500,000.00) of which is subject to a Borrowing Base and the remaining Two Million Five Hundred Thousand Dollars ($2,500,000.00) of which is a reducing revolving credit line from Bank; and

                  WHEREAS, Virbac AH and Francodex have guaranteed all of the indebtedness, liabilities and obligations of Virbac, PM Resources and St. JON to Bank pursuant to their respective unlimited continuing Guaranties; and

                  WHEREAS, Borrowers have requested that Virbac AH and Francodex be added as parties to the credit facilities and that the aggregate amount thereof be increased to Ten Million Dollars ($10,000,000.00) and extended and otherwise amended on the terms and conditions set forth herein, of which joint and several loan facility from Bank Seven Million Dollars ($7,000,000.00) shall be subject to a Borrowing Base (as set forth herein) ("Facility A"), and the remaining Three Million Dollars ($3,000,000.00) shall be a reducing revolving credit line from Bank ("Facility B"), that on November 30, 1999 the maximum principal amount of such loan facility and Facility B shall reduce automatically as set forth in Section 3.1(b) herein, and reducing thereafter pursuant to
Section 3.1(b) herein during the period of time from December 1, 1999 up to and including July 31, 2002; and

                  WHEREAS, Bank is willing to make said revolving credit loans to Borrowers upon, and subject to, the terms, provisions and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION 1.  TERM.

                  The "Term" of this Agreement shall commence on the date hereof and shall end on July 31, 2002, unless earlier terminated upon the occurrence of an Event of Default under this Agreement, or unless subsequently extended by Bank, in its sole discretion and without obligation to do so, pursuant to the terms of Section 3.16 herein.

SECTION 2.  DEFINITIONS.

                  In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                  Account Debtor shall mean any Person who is and/or may become obligated to any of the Borrowers under or on account of Accounts.

                  Accounts shall mean all trade accounts receivable of any of the Borrowers which have been invoiced by such Borrower.

                  Amendment shall mean that certain Seventh Amendment to Deed of Trust and Security Agreement dated as of the date hereof executed by PM Resources and delivered to Bank pursuant to Section 4.1(c), as the same may be from time to time amended.

                  Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Bank (including, without limitation, attorneys and paralegals who are employees of Bank) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement and/or any of the other Transaction Documents,
(ii) to represent Bank in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, any of the Borrowers or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to any of the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral, (iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of Bank's rights to collect any of Borrowers' Obligations.

                  Bank's Commitment shall mean the sum of Bank's Facility A Commitment plus Bank's Facility B Commitment.

                  Bank's Facility A Commitment shall have the meaning ascribed thereto in Section 3.1(a).

                  Bank's Facility B Commitment shall have the meaning ascribed thereto in Section 3.1(b).

                  Borrowers' Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of any of the Borrowers to Bank evidenced by or arising under the Note, this Agreement, the Security Agreements, the Letter of Credit Applications, any of the other Transaction Documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by any of the Borrowers to Bank, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Bank by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

                  Borrowing  Base shall  have the  meaning  ascribed  thereto in
Section 3.1(c).

                  Borrowing Base Certificate shall have the meaning ascribed thereto in Section 3.1(d).

                  Borrowing  Notice shall have the meaning  ascribed  thereto in
Section 3.2.

                  Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Bank.

                  Capital Expenditure shall mean any expenditure which, in accordance with Generally Accepted Accounting Principles consistently applied, is or should be capitalized on the balance sheet of the Person making the same.

                  Capitalized Lease shall mean any lease which, in accordance with Generally Accepted Accounting Principles consistently applied, is or should be capitalized on the balance sheet of the lessee.

                  Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  Collateral shall mean any Property or assets of any of the Borrowers which now or at any time hereafter secure the payment or performance of any of Borrowers' Obligations.

                  Commitment  Fee shall  have the  meaning  ascribed  thereto in
Section 3.15.

                  Consolidated EBITDA shall mean the sum of Virbac's and its Consolidated Subsidiaries Consolidated Net Income, plus Consolidated Interest Expense, plus Consolidated Tax Expense, plus depreciation and amortization of Virbac and its Consolidated Subsidiaries, all determined in accordance with Generally Accepted Accounting Principles consistently applied for the twelve-month period (or such lesser period of calculation indicated in Section 7.1(i)(i)(A), (B) or (C) during the first year hereof) ending as of the date of any such calculation.

                  Consolidated Debt Service shall mean the sum of all of Virbac's and its Consolidated Subsidiaries' payments of principal scheduled on all long term borrowed money Indebtedness within the twelve month period (or such lesser period of calculation indicated in Section 7.1(i)(i)(A), (B) or (C) during the first year hereof) following the date of any such calculation, plus Consolidated Interest Expense during the twelve month period (or such lesser period of calculation indicated in Section 7.1(i)(i)(A), (B) or (C) during the first year hereof) preceding the date of any such calculation, all determined on a consolidated basis and in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Interest Expense shall mean Virbac's and its Consolidated Subsidiaries' interest expense, determined based upon the actual amount of interest expense incurred by Virbac and its Consolidated Subsidiaries during the period in question for any such calculation, as determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Net Income shall mean the net income (or loss) of Virbac and its Consolidated Subsidiaries for the period in question on a consolidated basis, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with Generally Accepted Accounting Principles consistently applied, after eliminating all intercompany items, but excluding from the definition of Consolidated Net Income any extraordinary gains and/or losses and any gains and/or losses from the sale or other disposition of assets other than in the ordinary course of business, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Tangible Net Worth shall mean, at any date, the sum of the consolidated stockholders' equities of Virbac and its Consolidated Subsidiaries plus all Subordinated Debt then outstanding, determined in accordance with Generally Accepted Accounting Principles consistently applied, less Virbac's and such Subsidiaries' Intangible Assets as of such date. For purposes of this definition, "Intangible Assets" shall mean the amount (to the extent reflected in determining such stockholders' equity) of (i) all write-ups in the book value of any asset owned by Virbac or a Consolidated Subsidiary of Virbac resulting from a revaluation thereof subsequent to the date of this Agreement and (ii) goodwill, unamortized debt discount and expense, unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses and other similar intangible items and assets, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Tax Expense shall mean Virbac's and its Consolidated Subsidiaries' expenses for federal, state, local and foreign income taxes, determined based upon the actual amount of tax expense incurred by Virbac and its Consolidated Subsidiaries during the period in question for any such calculation, as determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Deed of Trust shall mean that certain Deed of Trust and Security Agreement dated September 9, 1993 made by PM Resources in favor of Katherine D. Knocke as trustee for Bank pursuant to Section 6, as amended by a First Amendment to Deed of Trust and Security Agreement dated as of December 21, 1994, by a Second Amendment to Deed of Trust and Security Agreement dated as of July 14, 1995, by a Third Amendment to Deed of Trust and Security Agreement dated as of June 18, 1997, by a Fourth Amendment to Deed of Trust and Security Agreement dated as of September 25, 1997, by a Fifth Amendment to Deed of Trust and Security Agreement dated as of May 14, 1998, by a Sixth Amendment to Deed of Trust and Security Agreement dated as of August 6, 1998 and by the Amendment, and as the same may from time to time be further amended.

                  Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 8 hereof.

                  Distribution in respect of any corporation shall mean:

(a)  dividends or other distributions on capital stock of the corporation; and

(b) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

                  Eligible Accounts shall mean all Accounts other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if ten percent (10%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts with respect to which the Account Debtor is a shareholder or partner of any of the Borrowers or a Related Party of any of the Borrowers; (d) Accounts with respect to which payment by the Account Debtor is or may be conditional; (e) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America; (f) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless such Accounts are duly assigned to Bank in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Bank is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (g) Accounts with respect to which any of the Borrowers is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to any such Borrower; (h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (i) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five (5) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (j) Accounts arising from a "sale on approval" or a "sale or return;" (k) Accounts as to which Bank, at any time or times hereafter, determines, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired; (l) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by Bank in its discretion, at any time or times hereafter; (m) Accounts with respect to which the Account Debtor is located in the State of New Jersey or the State of Minnesota; provided, however, that such restriction shall not apply if such
Borrower (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year or (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); (n) Accounts which are not subject to a first priority perfected security interest in favor of Bank; and (o) Accounts which have been factored by any of the Borrowers.

                  Eligible Inventory shall mean all Inventory of any of the Borrowers, valued at the lower of cost or current market value, which consists of unprocessed raw materials and finished goods with respect to which no further processing is necessary for the sale thereof, other than (a) any such Inventory which is obsolete, (b) Inventory which is not in good condition or does not comply with all standards imposed by any governmental authority having regulatory authority over such goods or their manufacture, use or sale, or Inventory which Bank has in good faith determined, in accordance with Bank's customary business practices, is otherwise unacceptable due to age, type, category and/or quantity, (c) Inventory which is held on consignment, consigned to third parties, or consists of experimental products or products not yet proven commercially viable by reason of a significant number of purchase orders, or Inventory held for promotional purposes and as samples, or Inventory returned due to defects or product warranty problems, (d) Inventory which is not maintained at one of the places of business and/or locations provided in the Security Agreements executed by Borrowers, (e) Inventory not either usable or saleable, at prices not less than the standard cost, in the ordinary course of Borrowers' businesses, or (f) Inventory which is not subject to a first priority perfected security interest in favor of Bank.

                  Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

                  Environmental  Lien shall have the meaning ascribed thereto in
Section 7.1(k)(vii).

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  ERISA Affiliate shall mean any corporation, trade or business that is, along with any of the Borrowers, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

                  Eurodollar Business Day shall mean any Business Day upon which Banks and other dealers in eurodollars are open for business on the London Interbank Market.

                  Event of Default  shall have the meaning  ascribed  thereto in
Section 8.

                  Facility A shall have the meaning ascribed thereto in the recitals to this Agreement.

                  Facility  A Loan shall have the  meaning  ascribed  thereto in
Section 3.1(a).

                  Facility B shall have the meaning ascribed thereto in the recitals to this Agreement.

                  Facility  B Loan shall have the  meaning  ascribed  thereto in
Section 3.1(b).

                  Floating Rate Margin shall mean Negative Three-Fourths of One Percent (-0.75%) up to and including October 31, 1999, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "Floating Rate Margin" shall (based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end (or fiscal year-end)), (i.e., for the period beginning November 1, 1999 by referencing Virbac's September 30, 1999 fiscal quarter-end financial statements), mean the following:

                           (i) One-Fourth of One Percent (0.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.25 to 1.0 but less than 1.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                           (ii) Zero Percent (0.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.5 to 1.0 but less than 2.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                           (iii) Negative One-Fourth of One Percent (-0.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                           (iv) Negative One-Half of One Percent (-0.50%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 but less than 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, or

                           (v) Negative Three-Fourths of One Percent (-0.75%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 3.0 to 1.0 as determined pursuant to
         Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

The interest rate on any Prime Loan shall be adjusted automatically on and as of the effective date of any change in the Floating Rate Margin pursuant to this definition.

                  Generally Accepted Accounting Principles shall mean such accounting principles as, in the opinion of the national accounting firm regularly retained by Borrowers, conform at the time to generally accepted accounting principles consistently applied, except that with respect to the financial statements and reports of each of the Borrowers, such financial statements and reports shall not be required to separately report the accrual of income taxes on each such Borrower's financial statements, and with respect to the interim financial statements of any Borrower, such interim financial statements need not include footnotes.

                  Guarantee by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other
Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb shall have a correlative meaning.

                  Hazardous Materials shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, and asbestos in any form or condition.

                  Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness, liabilities and obligations of such Person which in accordance with Generally Accepted Accounting Principles consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited solely to repossession or sale of such Property, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person, but only to the extent any such contingent indebtedness, liabilities and obligations are, in accordance with Generally Accepted Accounting Principles consistently applied, required to be accrued as a liability on the balance sheet of such Person and (v) all obligations of such Person as lessee under any Capitalized Lease.

                  For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

                  Interest Period shall mean with respect to each LIBOR Loan:

                           (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter as the Borrowers may elect in the applicable Borrowing Notice; and

                           (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter as Borrowers may elect pursuant to Section 3.2;

                           provided that:

                           (iii) subject to clauses (iv) and (v) below, if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately next preceding Eurodollar Business Day;

                           (iv) subject to clause (v) below, if any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of a calendar month; and

                           (v) no Interest Period for a LIBOR Loan shall extend beyond the last day of the Term hereof.

                  Inventory shall mean all inventory of each of the Borrowers valued at the lower of cost or market.

                  Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 3.3(a).

                  Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference, or an application and reimbursement agreement for commercial letter of credit in the form of Exhibit G attached hereto and incorporated herein by reference, in either case as executed by a Borrower, as account party, and delivered to Bank pursuant to Section 3.3(a) as the same may from time to time be amended, modified, extended or renewed.

                  Letter of Credit Commitment Fee Rate shall mean One and One-Fourth Percent (1.25%) per annum for all Letters of Credit issued up to and including October 31, 1999, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "Letter of Credit Commitment Fee Rate" shall (based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end (or fiscal year-end)), (i.e., for each Letter of Credit issued after the period beginning November 1, 1999 by referencing Virbac's September 30, 1999 fiscal quarter-end financial statements), mean the following:

                           (i) One and Three-Eighths Percent (1.375%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.25 to 1.0 but less than 1.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                           (ii) One and One-Fourth of One Percent (1.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.50 to 1.0 but less than 2.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                           (iii) One Percent (1.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements.

The Letter of Credit Commitment Fee Rate shall be fixed for each Letter of Credit issued by Bank hereunder in accordance with the foregoing on the date of issuance of each such Letter of Credit.

                  LIBOR Base Rate means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg Page BBAM (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that if for any reason such rate is not available, or if Bank elects to no longer use Bloomberg Page BBAM as a reference for interest rate on LIBOR Loans under this Agreement, the term "LIBOR Base Rate" shall mean, with respect to such LIBOR Loans for the Interest Period applicable thereto, the per annum rate of interest determined by Bank, as of two (2) Eurodollar Business Days prior to the first day of such Interest Period, from any interest rate reporting service of recognized standing that Bank shall select, as of the effective rate at which deposits in immediately available funds in United States Dollars are being offered or quoted to major banks in the London Interbank market for deposits for a comparable term to such Interest Period.

                  LIBOR Loan shall mean a portion of a Facility B Loan in an original principal amount of not less than $500,000.00 which bears interest at the applicable LIBOR Rate for an Interest Period applicable to such Facility B Loan as selected by Borrowers in a Borrowing Notice.

                  LIBOR Margin shall mean Two Percent (2.00%) up to and including October 31, 1999, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "LIBOR Margin" shall, based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end or fiscal year-end, (i.e., for the period beginning November 1, 1999 by referencing Virbac's September 30, 1999 fiscal quarter-end financial statements), mean the following:

                           (i) Three Percent (3.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.25 to 1.0 but less than 1.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                           (ii)  Two  and  Three-Fourths   Percent  (2.75%),  if
         Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.50 to 1.0 but less than 2.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                           (iii) Two and One-Half Percent (2.50%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                           (iv) Two and One-Fourth Percent (2.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 but less than 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, or

                           (v) Two Percent (2.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

The LIBOR Margin shall be determined for each LIBOR Loan for its Interest Period as of the date two (2) Eurodollar Business Days prior to the beginning of such Interest Period after the receipt by Bank of the Borrowing Notice required by
Section 3.2. All changes in the LIBOR Margin shall be effective from the date of determination pursuant to this definition for any new LIBOR Loan or new Interest Period commencing on or after such date and shall not be retroactively applied.

                  LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the LIBOR Margin.

                  LIBOR Reserve Percentage shall mean for any day the percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other then applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities." The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

                  Lien  shall  mean  any   interest  in  Property   securing  an
obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

                  Loan shall mean each Facility A Loan and Facility B Loan, and Loans shall mean any or all of the foregoing, whether made as a Prime Loan or a LIBOR Loan.

                  Multiemployer Plan shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers.

                  Note shall mean the Revolving Credit Note of Borrowers to be executed and delivered to Bank pursuant to Section 3.2, as the same may from time to time be amended, modified, extended, restated or renewed.

                  Obligor shall mean each of the Borrowers and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrowers' Obligations or who grants Bank a Lien upon any of the Property or assets of such Person as security for any of Borrowers' Obligations.

                  Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

                  PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  Pension Plan shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is established or maintained by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers, other than a Multiemployer Plan.

                  Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  Pledge Agreements shall mean (i) that certain Agreement of Pledge executed by Virbac pursuant to which Virbac has pledged to Bank all of the issued and outstanding shares of capital stock in PM Resources, St. JON and Virbac AH, and (ii) that certain Agreement of Pledge executed by Virbac AH pursuant to which Virbac AH has pledged to Bank all of the issued and outstanding shares of capital stock in Francodex, each delivered to Bank pursuant to Section 5.3, as the same may from time to time be amended.

                  Prime Loan shall mean any Loan bearing interest at the Prime Rate plus Floating Rate Margin in effect on any day.

                  Prime Rate shall mean the interest rate announced from time to time by Bank as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

                  Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, each of the Borrowers and each Subsidiary of any of the Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Related Party shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, any of the Borrowers or any Subsidiary of any of the Borrowers, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of any of the Borrowers, (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by any of the Borrowers or a Subsidiary of any of the Borrowers, or (iv) who is a director, officer or employee of any of the Borrowers or a Subsidiary of any of the Borrowers, but the term "Related Party" shall specifically exclude Durvet/PMR, L.P. and its general partner, Durvet, Inc. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  Reportable Event shall have the meaning given to such term in ERISA.

                  Security Agreements shall mean the Security Agreement executed by Virbac, the Security Agreement executed by PM Resources, the Security Agreement executed by Virbac AH, the Security Agreement executed by Francodex and the Security Agreement executed by St. JON, each delivered to Bank pursuant to Section 5.1, as the same may from time to time be amended, and Security Agreement shall mean any of them.

                  Subordinated Debt shall mean all borrowed money Indebtedness of any of the Borrowers which has been duly subordinated by the lender thereof to Borrowers' Indebtedness and obligations to Bank hereunder and under the other Transaction Documents pursuant to a subordination agreement acceptable to Bank.

                  Subsidiary shall mean, with respect to any Person, any corporation of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

                  Term shall have the meaning ascribed thereto in Section 1.

                  Third Party Collateral shall mean any Property or assets of any Obligor other than a Borrower which now or at any time hereafter secure the payment or performance of any of Borrowers' Obligations.

                  Transaction Documents shall mean this Agreement, the Note, the Security Agreements, the Deed of Trust, the Pledge Agreements, any Letter of Credit Application and all other agreements, documents and instruments heretofore, now or hereafter delivered to Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any other of Borrowers' Obligations, and executed by or on behalf of any of the Borrowers, all as the same may from time to time be amended, modified, extended or renewed.

SECTION 3.  THE LOANS.

                  3.1      Commitment of Bank.

                  (a) Facility A. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Facility A Loan" and collectively, the "Facility A Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2 and in Bank's discretion, to issue Letters of Credit for the account of the Borrowers, or any of them, upon any Borrower's execution of a Letter of Credit Application therefor pursuant to Section 3.3 (subject to Bank's approval of the form of the Letters of Credit requested to be issued). The maximum aggregate principal amount of Loans plus the face amount of issued and outstanding Letters of Credit which Bank, cumulatively, may be required to have outstanding under this Facility A at any one time shall not exceed the lesser of Seven Million Dollars ($7,000,000.00), or (ii) the Borrowing Base (as hereinafter defined). This commitment of Bank is herein sometimes referred to as the "Bank's Facility A Commitment." Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Facility A Loans outstanding hereunder plus the face amount of Letters of Credit issued and outstanding hereunder at any one time shall not exceed Bank's Facility A Commitment.

                  (b) Facility B. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Facility B Loan" and collectively, the "Facility B Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2. The aggregate principal amount of Facility B Loans which Bank, cumulatively, shall be required to have outstanding hereunder at any one time shall not exceed Three Million Dollars ($3,000,000.00) from the date hereof until November 29, 1999, which amount shall thereafter be reduced by One Hundred Fifty Thousand Dollars ($150,000.00) on each February 28, May 31, August 31 and November 30, commencing with the first such reduction on November 30, 1999. This commitment of Bank is herein sometimes referred to as the "Bank's Facility B Commitment." Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Facility B Loans outstanding under Bank's Facility B Commitment at any one time shall not exceed Bank's Facility B Commitment then available hereunder. Bank and Borrowers agree that all Loans (but not including Letters of Credit which in all cases shall be issued under Facility A) outstanding under this Agreement shall first be made under Facility B up to the Bank's Facility B Commitment, and then shall be made under Facility A, and all principal payments shall be applied, first to the outstanding principal under Facility A until paid in full, and then to the outstanding principal under Facility B. The Facility B Loans may be either (a) a Prime Loan, (b) a LIBOR Loan or (c) any combination thereof, as determined by the Borrowers and notified to the Bank in accordance with Section 3.2 herein, provided, however, that the amount of any Loan under this Section 3.1(b) which is a LIBOR Loan shall be for an aggregate principal amount of at least $500,000.00 or any larger multiple of $100,000.00.

                  (c) Borrowing Base. For purposes of computing the amount of the Bank's Facility A Commitment, the "Borrowing Base" shall mean the sum of:

                  (i) Seventy-Five Percent (75%) of the face amount of Eligible Accounts of each of the Borrowers, plus

                           (ii) Forty Percent (40%) of the Eligible Inventory of
each of the Borrowers.

                  (d) Borrowing Base Certificate. Borrowers shall deliver to Bank on the date of execution hereof (with respect to the month ended July 31, 1999) and on the twenty-eighth (28th) day of each month thereafter, commencing in the month of September, 1999, a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

                  (i) the Borrowing Base and its components as of the end of the immediately preceding month;

                           (ii)   the   aggregate   principal   amount   of  all
         outstanding Facility A Loans and the aggregate face amount of all issued and outstanding Letters of Credit;

                           (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Facility A Loans plus the aggregate face amount of all issued and outstanding Letters of Credit; and

                           (iv) the maximum available principal amount and the aggregate principal amount of all outstanding Facility B Loans.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, principal financial officer or controller of each of the Borrowers.

                  (e) Mandatory Repayments - Facility A. If at any time the Borrowing Base as shown on the most recent Borrowing Base Certificate should be less than the aggregate principal amount of all outstanding Facility A Loans plus the aggregate face amount of all issued and outstanding Letters of Credit, Borrowers shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrowers) jointly and severally to immediately repay the Facility A Loans in an amount sufficient to reduce such aggregate principal amount of outstanding Facility A Loans plus the outstanding face amount of Letters of Credit to the amount of the Borrowing Base.

                  (f) Mandatory Repayments - Facility B. Commencing with the first such principal reduction on November 30, 1999, on each February 28, May 31, August 31 and November 30 thereafter during the Term of this Agreement, Borrowers shall jointly and severally pay to Bank in immediately available funds an amount equal to the difference between Bank's Facility B Commitment (as reduced on such date pursuant to the terms of Section 3.1(b) above) and the aggregate principal amount of all Facility B Loans then outstanding. In the event any such mandatory repayment shall be due on a day which is not a Business Day, then such payment shall be due on the immediately preceding Business Day. Such mandatory payments shall be applied first to the outstanding Facility B Loans which are Prime Loans, and second to Facility B Loans which are LIBOR Loans, provided, however, that any such repayment of LIBOR Loans made on any date other than the last day of the applicable Interest Period for such LIBOR Loan shall be subject to payment jointly and severally by Borrowers of the amounts due under Section 3.8 below.

                  3.2 Procedure for Borrowing. Subject to the terms and conditions hereof, Bank shall cause the Loans to be made to Borrowers, and shall convert outstanding Prime Loans under Facility B to LIBOR Loans or vice versa or shall continue any outstanding LIBOR Loan as a LIBOR Loan for a new Interest Period, at any time and from time to time during the Term of this Agreement upon timely prior oral or written notice ("Borrowing Notice") from any of the Borrowers to Bank specifying:

                           (i) the desired amount of the Facility A Loan or Facility B Loan requested which in the case of a LIBOR Loan under Facility B shall be in a principal amount of at least Five Hundred Thousand Dollars ($500,000.00);

                           (ii) whether such Loan shall be a new Loan under Facility A or Facility B, or a conversion of all or a portion of any presently outstanding Facility B Loan from the Prime Rate to the LIBOR Rate, or vice versa, or a continuation of an expiring LIBOR Loan for a new Interest Period;

                           (iii) if a new Loan under Facility B, whether such Loan is to be a Prime Loan or a LIBOR Loan;

                           (iv) in the case of a LIBOR Loan, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

                           (v) the date on which the proceeds of any new Loan are to be made available to any of the Borrowers or the date on which the new interest rate is to take effect for any outstanding Facility B Loan being converted or continued by Borrowers, which shall be a Business Day;

                           (vi) that on the date of, and after giving effect to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing; and

                           (vii) that on the date of, and after giving effect to, such Loan, all of the representations and warranties of Borrowers contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

A Borrowing Notice shall not be required in connection with a Prime Loan made to cover any overdraft in Virbac's operating account on a day-to-day basis as set forth herein. A Borrowing Notice, if in writing, shall be in the form of the notice attached as Exhibit B hereto. Each Borrowing Notice must be received by Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Prime Loan is to be established, and not later than 10:00 a.m. (St. Louis time) on the second Eurodollar Business Day prior to the date on which a LIBOR Loan is to be established or continued, as the case may be; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Bank under Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrowers shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan. If the Bank does not receive a Borrowing Notice for the continuation of an existing LIBOR Loan for a new subsequent Interest Period pursuant to the preceding sentence within the applicable time limits specified therein, Borrowers shall be deemed to have elected to convert such LIBOR Loan on the last day of the current Interest Period with respect thereto to a Prime Loan in the principal amount of such expiring LIBOR Loan on such date. All Loans which bear interest at a particular LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Loan. Borrowers may not have outstanding and Banks shall not be obligated to make more than three (3) LIBOR Loans at any one time. A Borrowing Notice shall not be revocable by Borrowers. Subject to the terms and conditions hereof, provided that Bank has received the Borrowing Notice, Bank shall (unless Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrowers, or any of them, the Loan proceeds of any new Loan in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Each of the Borrowers hereby authorizes Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Loan or make a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrowers shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrowers further request and authorize Bank, in Bank's sole and absolute discretion, to make a Prime Loan to Borrowers hereunder at the end of each day in which Borrowers shall have an overdraft (negative ledger balance) in Virbac's operating account (Account No. 9800801785) with Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by Bank as of such date and after funding any advances to or receiving any collected balances on such day from the "zero balance" operating accounts of PM Resources (Account No. 9800802535), St. JON (Account No. 9800805419), Virbac AH (Account No. 9821908926) and Francodex (Account No. ____________) with Bank to cover withdrawals made and checks presented on such date and after crediting all deposits received in immediately available funds on such date, which Prime Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrowers and without notice to Borrowers. Similarly, Borrowers request that Bank apply any collected balances (after funding advances to or receiving collections from the "zero balance" accounts of PM Resources, St. JON, Virbac AH and Francodex) in excess of a mutually predetermined amount remaining at the end of any day in Virbac's operating account to the repayment of the principal balance of Borrowers' Obligations outstanding as Prime Loans under the Note. Borrowers also hereby agree jointly and severally to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments hereunder. Contemporaneously with the execution of this Agreement, Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of the date hereof and payable jointly and severally to the order of Bank in the original principal amount of Ten Million Dollars ($10,000,000.00) in the form attached hereto as Exhibit C and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

                  3.3      Letters of Credit.

                  (a) Subject to the terms and conditions of this Agreement, during the Term of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Bank hereby agrees to issue irrevocable standby letters of credit or commercial letters of credit for the account of any of the Borrowers, or to cause other banks to issue irrevocable standby letters of credit or commercial letters of credit for the account of any of the Borrowers by indemnifying such other banks for Borrowers obligations thereunder (each individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by any of the Borrowers by application in writing to Bank (or such other bank) in the form of Exhibit F attached hereto and incorporated herein by reference in the case of a standby Letter of Credit, or in the form of Exhibit G attached hereto and incorporated herein by reference in the case of a commercial Letter of Credit (each a "Letter of Credit Application") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

                           (i) Borrowers, or any of them, shall have executed and delivered to Bank a Letter of Credit Application with respect to such Letter of Credit;

                           (ii) the term of any such Letter of Credit shall not extend beyond the last day of the Term hereof;

                           (iii) the aggregate undrawn face amount of all outstanding Letters of Credit plus the outstanding principal amount of all Facility A Loans shall not at any one time exceed the lesser of (a) the Borrowing Base or (b) the Bank's Facility A Commitment;

                           (iv)  the  aggregate   undrawn  face  amount  of  all
         outstanding Letters of Credit issued hereunder shall not at any one time exceed One Million Dollars ($1,000,000.00); and

                           (v) the text of any such Letter of Credit is provided to Bank no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Bank in its sole and absolute discretion.

                  (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Bank (or any other issuing bank thereof) shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and reasonably believed by Bank (or such issuing bank) to be genuine. Bank (or such other issuing bank) shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Bank (or such other issuing bank) shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay such draft provided such documents conform on their face to the requirements of such Letter of Credit.

                  (c) In the event of any payment by Bank of a draft presented or accepted under a Letter of Credit, Borrowers jointly and severally agree to pay to Bank in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Bank's customary negotiation, processing and other fees related thereto. Borrowers hereby authorize Bank to charge or cause to be charged to Borrowers' bank accounts at Bank to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Bank's customary negotiation, processing and other fees related thereto, and Borrowers jointly and severally agree to pay the amount of any such drawing (and/or Bank's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Bank on the day of such drawing. In the event any payment under a Letter of Credit is made by Bank prior to receipt of payment from Borrowers, such payment by Bank shall constitute a request by Borrowers for a Facility A Loan as a Prime Loan under
Section 3.1(a) above.

                           (d)(i) Borrowers shall also pay to Bank, with respect to each standby Letter of Credit, all wire transfer fees, courier charges and other out of pocket expenses incurred by Bank from time to time, which amounts shall be due and payable on demand by Bank; and

                           (ii) Borrowers shall pay to Bank with respect to each Letter of Credit for the period during which such Letter of Credit is outstanding:

                           (1) in the case of any  standby  Letter of Credit,  a
                  nonrefundable Letter of Credit commitment fee in an amount per annum equal to the greater of (A) One Hundred Dollars ($100.00) or (B) the applicable Letter of Credit Commitment Fee Rate in effect for the fiscal quarter in which such standby Letter of Credit is issued (calculated on an actual day, 360-day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the fiscal quarter in question) of the standby Letter of Credit then being issued hereunder; or

                           (2) such up-front fee in the case of each such commercial Letter of Credit as shall be determined by Bank and agreed to by Borrowers prior to the issuance thereof ;

         ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in advance on the date of issuance of each such Letter of Credit and on each renewal date of any such Letter of Credit.

                  (e) Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Bank's option and without demand or further notice to Borrowers, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Bank and Borrowers) to have been paid or disbursed by Bank (notwithstanding that such amounts may not in fact have been so paid or disbursed by Bank), and which amount shall be immediately due and payable. In lieu of the foregoing, at the election of Bank upon the occurrence of any Event of Default under this Agreement, Borrowers shall, upon Bank's demand, deliver to Bank cash, or other collateral acceptable to Bank in its sole and absolute discretion, having a value, as determined by Bank, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Bank for such Letters of Credit shall be held by Bank in a separate account at Bank appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Bank as collateral security for the payment of Borrowers' Obligations hereunder. Cash amounts delivered to Bank pursuant to the foregoing requirements of this Section shall be invested, at the request and for the account of any of the Borrowers, in investments of a type and nature and with a term acceptable to Bank. Such amounts, including in the case of cash amounts invested in the manner set forth above, any interest realized thereon, may be applied to reimburse Bank for drawings or payments under or pursuant to the Letters of Credit which Bank has paid, or if no such reimbursement is required to the payment of such other of Borrowers' Obligations as Bank shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section after the payment in full of all of Borrowers' Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrowers, or any of them (after deduction of Bank's expenses, if any).

                  3.4      Interest Rates.

                  (a) Each Facility A Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Floating Rate Margin occurs pursuant to the definition thereof or the date a change in the Prime Rate is made effective generally by Bank.

                  (b) Each Facility B Loan shall bear interest prior to maturity at a rate per annum equal to such of the following as any of the Borrowers shall select in the applicable Borrowing Notice to Bank:

                           (i) the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Facility B Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Floating Rate Margin occurs pursuant to the definition thereof or the date a change in the Prime Rate is made effective generally by Bank; or

                           (ii) the LIBOR Rate applicable for an Interest Period selected by any Borrower for such Facility B Loan in the Borrowing Notice applicable for such Facility B Loan.

                  (c) From and after the maturity of the Note, whether by reason of acceleration or otherwise, the entire unpaid principal balance of each Loan shall bear interest, payable upon demand, until paid at a rate per annum equal to Three and One-Half Percent (3.50%) over and above the Prime Rate, fluctuating as aforesaid.

                           (d)  Interest  shall be computed  with respect to all
Loans on an actual day, 360-day year.

                  3.5 Prepayment. Borrowers shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal of any Prime Loan prior to maturity, without penalty or premium, provided that such repayment is made on a Business Day. Borrowers shall be privileged to repay, without penalty or premium, the principal of any LIBOR Loan, in whole or in part, on the last day of the Interest Period applicable thereto, provided that such repayment is made on a Business Day. Borrowers shall not make any optional prepayment of the principal of any LIBOR Loan before the last day of its applicable Interest Period, and any payments of principal of any LIBOR Loan on any date other than the last day of the applicable Interest Period shall be subject to payment of the amounts required under Section 3.8 below. All prepayments shall be applied solely to the payment of principal.

                  3.6 Interest Payments. Borrowers shall jointly and severally pay Bank all interest which accrued on all Prime Loans during any month on the fifteenth (15th) day of the month following the month in which such interest accrued, commencing with the fifteenth (15th) day of the month following the month in which any Prime Loan is made. Borrowers shall jointly and severally pay Bank with respect to each LIBOR Loan (a) on the last day of the Interest Period applicable to each such LIBOR Loan, and (b) if any such Interest Period is longer than three months, then also on the date which is three months after the commencement of such Interest Period, all then accrued and unpaid interest on such LIBOR Loan. Notwithstanding any provision contained herein to the contrary, all accrued and unpaid interest shall also be paid at the maturity of each of the Note, whether by reason of acceleration or otherwise, and any interest accruing after any such maturity shall be payable upon demand. In case any installment of interest shall become due on a day which is not a Business Day, interest shall be computed to, and payable on, the next succeeding Business Day, except that in the case of LIBOR Loans such payment dates shall be subject to the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

                  3.7 Place and Manner of Payment. Both principal and interest on the Loans are payable to Bank in lawful currency of the United States in Federal or other immediately available funds at Bank's banking office at 1281 Graham Road, Florissant, Missouri 63031, or at such other place as Bank shall designate in writing to Borrowers.

                  3.8 Funding Losses. Notwithstanding any provision contained herein to the contrary, if any of the Borrowers makes any payment of principal with respect to any LIBOR Loan (pursuant to this Section 3, Section 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if any of the Borrowers fails to borrow or pay any LIBOR Loan after notice has been given by Borrowers in accordance with Section 3.1(f), 3.2 or 3.6, Borrowers shall jointly and severally reimburse Bank on demand for any resulting losses and expenses incurred by Bank, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, and including loss of margin for the period after any such payment is made. A certificate of Bank demanding compensation under this paragraph and setting forth the amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  3.9 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                  (a)  Bank   determines   that  deposits  in  dollars  (in  the
applicable amounts) are not being offered to Bank in the relevant market for such Interest Period, or

                  (b) Bank determines that the LIBOR Rate as determined by Bank will not adequately and fairly reflect the cost to Bank of maintaining or funding its LIBOR Loans for such Interest Period, the Bank shall forthwith give notice thereof to Borrowers, whereupon until Bank notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Bank to make LIBOR Loans shall be suspended, and (b) Borrowers shall repay in full the then outstanding principal amount of each of their LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such LIBOR Loan of Bank pursuant to this Section, Borrowers may borrow a Prime Loan in an equal principal amount from Bank, and, if Borrowers so elect, Bank shall make such a Prime Loan to Borrowers.

                  3.10 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make, maintain or fund its LIBOR Loans to Borrowers, Bank shall forthwith give notice thereof to Borrowers. Upon receipt of such notice, Borrowers shall repay in full the then outstanding principal amount of each of their LIBOR Loans from Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day. Concurrently with repaying each LIBOR Loan of Bank, Borrowers may borrow a Prime Loan in an equal principal amount from Bank, and, if Borrowers so elect, Bank shall make such a Prime Loan to Borrowers.

                  3.11     Increased Cost.

                  (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

                           (A) shall subject Bank to any tax, duty or other charge with respect to its LIBOR Loans, the Note or its obligation to make LIBOR Loans hereunder, or shall change the basis of taxation of payments to Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of Bank); or

                           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Bank or shall, with respect to Bank or the Interbank Eurodollar market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, the Note or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under its Note with respect thereto, by an amount deemed by Bank to be material, and if Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the interest rate applicable to LIBOR Loans, then, upon notice by Bank to Borrowers together with Bank's calculation of the increased cost or reduction of any amount to be received by Bank, Borrowers shall promptly pay to Bank as additional interest, such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section. The determination by Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, Bank may use any reasonable averaging and attribution methods.

                  (b) If Bank demands compensation under this Section, Borrowers may at any time, upon at least two (2) Business Days' prior notice to Bank, repay in full their then outstanding LIBOR Loans, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 3.8. Concurrently with repaying such LIBOR Loans, Borrowers may borrow from Bank a Prime Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrowers so elect, Bank shall make such a Prime Loan to Borrowers.

                  3.12 Prime Loans Substituted for Affected LIBOR Loans. If notice has been given by Bank pursuant to Section 3.9 or 3.10 or by Borrowers pursuant to Section 3.11(b) requiring LIBOR Loans to be repaid, then, unless and until Bank notifies Borrowers that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by Bank to Borrowers as LIBOR Loans shall be made instead as Prime Loans. Bank shall notify Borrowers if and when the circumstances giving rise to such repayment no longer apply.

                  3.13  Survival  of   Indemnities.   All  indemnities  and  all
provisions relating to reimbursement to Bank of amounts sufficient to protect the yield to Bank with respect to the Loans, including, without limitation, Sections 3.9, 3.10 and 3.11 hereof, shall survive the payment of the Note and the termination of this Agreement.

                  3.14 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of Bank's funding losses and expenses under
Section 3.8) shall be made as if Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate. Bank may, at its option, elect to make, fund or maintain its Loans hereunder at any of its branches or offices or at such other of its branches or offices as Bank may from time to time elect, provided that the Borrowers shall not be required to reimburse Bank under any of the provisions of Section 3.8 for any cost which Bank would not have incurred but for changing its lending or funding branch unless Borrowers consent to such change.

                  3.15 Commitment Fee. Borrowers shall jointly and severally pay to Bank on the fifteenth (15th) day following the end of each January, April, July and October during the Term of this Agreement and on the last day of the Term hereof, a commitment fee (the "Commitment Fee") in an amount equal to:

                  (a) One-Eighth of One Percent (0.125%) per annum, if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                  (b) Three-Sixteenths of One Percent (0.1875%) per annum, if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                  (c) One-Fourth of One Percent (0.25%) per annum, if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 1.25 to 1.0 but less than 2.0 to 1.0 as determined pursuant to
Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, calculated on the basis of the unused Bank's Commitment during the preceding fiscal quarter of Borrowers ending as of the last day of each January, April, July and October, which unused Bank's Commitment shall be arrived at by dividing the aggregate of the daily unused Bank's Commitment for each day of that quarter as of the close of each day by ninety (90) (or by the actual number of days for any partial quarter). Payment of the Commitment Fee is a condition precedent to Bank's obligations to make any new Loans hereunder.

                  3.16 Maturity. All Loans not paid prior to July 31, 2002, together with all accrued and unpaid interest thereon, shall be due and payable on July 31, 2002 (as from time to time extended, if any, pursuant to this Section, the "Maturity Date"); provided, however, that in the event Bank, in its sole and absolute discretion, shall deliver to Borrowers a written notice signed by Bank on or before the date one year prior to the then current Maturity Date (and prior to any subsequent Maturity Date thereafter if extended under this Section 3.16) of Bank's intention to extend the term of this Agreement for an additional year, then the Maturity Date of this Agreement shall be extended for a period of one additional year following the then current Maturity Date. Following any such extension of the Maturity Date by Bank, all of the outstanding principal and all accrued and unpaid interest, fees and other amounts due under this Agreement and the Note shall be due and payable on such new Maturity Date, unless it is again extended by Bank, in its sole and absolute discretion, under the foregoing sentence.

SECTION 4.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

                  4.1 Initial Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, Bank shall have no obligation to make any Loan or to issue any Letter of Credit hereunder unless Bank shall have first received:

                  (a) this Agreement and the Note, each executed by a duly authorized officer of each of the Borrowers;

                  (b) the Security Agreements of Virbac AH and Francodex and the Amendments to Security Agreements of Virbac, PM Resources and St. JON, and such UCC financing statements and other documents as Bank may reasonably require under Section 5.1, each duly executed by an authorized officer of each such Borrower;

                           (c) the Amendment to the Deed of Trust, duly executed
by the authorized officer of PM Resources;

                  (d) the Agreements of Pledge and such other documents as Bank may reasonably require under Section 5.3, duly executed by an authorized officer of Virbac, by an authorized officer of St. JON, and by an authorized officer of Virbac AH, as such documents require;

                  (e) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Agreement and the Note, the Security Agreement or Amendment to Security Agreement of such Borrower, as applicable, the Amendment to the Deed of Trust by PM Resources, the Pledge Agreements of Virbac and Virbac AH, and the other Transaction Documents, respectively certified by the Secretary of each such Borrower;

                  (f) a Certificate of Corporate Good Standing of Virbac, issued by the Secretary of State of the State of Delaware and by the Secretary of State of Texas;

                  (g) a certificate of corporate good standing of PM Resources issued by the Secretary of State of the State of Missouri;

                  (h) a Certificate of Corporate Good Standing of Virbac AH, issued by the Secretary of State of the State of Delaware and by the Secretary of State of Texas;

                  (i) a certificate of corporate good standing of Francodex issued by the Secretary of State of the State of Kansas and by the Secretary of State of Texas;

                  (j) certificates of corporate good standing of St. JON issued by the Secretary of State of the State of California, the Secretary of State of the State of Illinois and by the Secretary of State of the State of North Carolina;

                  (k) an opinion of counsel of Dyer, Ellis & Joseph, independent counsel to Borrowers, in the form of Exhibit D attached hereto and incorporated herein by reference;

                  (l) the initial Borrowing Base Certificate required by Section 3.1(d);

                  (m) an acknowledgement and consent duly executed by Ramon A. Mulholland in form and substance acceptable to Bank pursuant to which Ramon A. Mulholland consents to the execution by Borrowers of this amended and restated Agreement and the other Transaction Documents and acknowledges that all of Borrowers' Obligations hereunder shall constitute Senior Indebtedness as defined in that certain Subordination and Standby Agreement dated as of May 14, 1998 made by Ramon A. Mulholland in favor of Bank;

                  (n) the Borrowing Notice required by Section 3.2 and/or the Letter of Credit Application required by Section 3.3; and

                  (o)  such  other   agreements,   documents,   instruments  and
certificates as Bank may reasonably request.

                  4.2 Subsequent Loans and Letters of Credit. Notwithstanding any provision contained herein to the contrary, Bank shall have no obligation to make any subsequent Loan hereunder, to issue any subsequent Letter of Credit hereunder or to convert any Prime Loan to a LIBOR Loan unless:

                  (a)  Bank  shall  have  received  a  current   Borrowing  Base
Certificate as required by Section 3.1(d);

                  (b) Bank shall have received a Borrowing Notice for such Loan as required by Section 3.2 or a Letter of Credit Application for such Letter of Credit as required by Section 3.3;

                  (c) on the date of and immediately after such Loan or Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                  (d) on the date of and immediately after such Loan or Letter of Credit, no material adverse change in the business, financial position or results of operations of any of the Borrowers or any of their respective Subsidiaries shall have occurred since the date of this Agreement and be continuing; and

                  (e) all of the representations and warranties of each of the Borrowers contained in this Agreement shall be true and correct on and as of the date of such Loan or such Letter of Credit as if made on the date of such Loan or such Letter of Credit.

                  Each request for a Loan or Letter of Credit by any of the Borrowers hereunder shall be deemed to be a representation and warranty by each of the Borrowers on the date of such Loan or Letter of Credit as to the facts specified in clauses (c), (d) and (e) of this Section 4.2.

SECTION 5.  SECURITY

                  5.1 Security Agreements. In order to secure the payment when due of Borrowers' Obligations, each of the Borrowers has conveyed to Bank a security interest in, among other things, all of such Borrower's accounts receivable, inventory, machinery, equipment, fixtures and other tangible and intangible personal property and all proceeds and products thereof, which security interest is and shall be a first and prior interest in all such items except for those Uniform Commercial Code security interests described on
Schedule 6.12 attached hereto. Said security interests are evidenced by a Security Agreement dated as of May 14, 1998 and as amended on the date hereof by an Amendment to Security Agreement dated as of the date hereof executed by Virbac in favor of Bank, a Security Agreement dated as of May 14, 1998 and as amended on the date hereof by an Amendment to Security Agreement dated as of the date hereof executed by PM Resources in favor of Bank, a Security Agreement dated as of the date hereof and executed by Virbac AH in favor of Bank, a Security Agreement dated as of the date hereof and executed by Francodex in favor of Bank and by a Security Agreement dated as of May 14, 1998 and as amended on the date hereof by an Amendment to Security Agreement dated as of the date hereof and executed by St. JON in favor of Bank (as the same may from time to time be amended, the "Security Agreements"). Each of the Borrowers further covenants and agrees to execute and deliver to Bank any and all financing statements, continuation statements and such other documentation as may be requested by Bank in order to create, perfect and continue said security interests. Upon demand, Borrowers shall jointly and severally pay all appraisal fees, legal and filing fees and expenses incurred by Bank in the preparation of the foregoing documents and perfection of the security interest contemplated thereby. Bank shall have no obligation to make any Loan hereunder unless and until Borrowers have fully satisfied these requirements.

                  5.2 Deed of Trust. In order to further secure the payment when due of Borrowers' Obligations, PM Resources has conveyed to Bank a security interest in all of PM Resource's real property, fixtures and improvements as more fully described in that certain Deed of Trust and Security Agreement made by PM Resources to Katherine D. Knocke as trustee for Bank dated as of September 9, 1993 (as the same has been or may be amended from time to time, the "Deed of Trust"), which Deed of Trust shall be a first and prior interest in such real property and improvements. PM Resources further covenants and agrees to execute and deliver to Bank any and all amendments, including, without limitation, the Amendment, and such other documentation as may be requested by Bank from time to time in order to create, perfect and continue said Deed of Trust as collateral security for all of Borrowers' Obligations. Upon demand, Borrowers shall jointly and severally pay all legal and filing fees and expenses, appraisal costs and title insurance premiums incurred by Bank in connection with the Deed of Trust. Bank shall have no obligation to make any Loan hereunder unless and until Borrowers have fully satisfied these requirements.

                  5.3 Pledge Agreements. In order to further secure the payment when due of Borrowers' Obligations, Virbac has pledged to Bank and granted to Bank a first perfected security interest in all of the issued and outstanding capital stock of PM Resources, Virbac AH and St. JON, as more fully described in that certain Agreement of Pledge made by Virbac in favor of Bank dated as of the date hereof, and Virbac AH has pledged to Bank and granted to Bank a first perfected security interest in all of the issued and outstanding capital stock of Francodex, as more fully described in that certain Agreement of Pledge made by Virbac AH in favor of Bank dated as of the date hereof (collectively, as the has been or may be amended from time to time, the "Pledge Agreements"), which Pledge Agreements shall be a first and prior interest in all such capital stock. Virbac and Virbac AH further agree to execute and deliver to Bank any and all collateral schedules, stock powers, Reg. U-1 affidavits and other documents as may be reasonably requested by Bank from time to time, together with all original stock certificates evidencing any shares of capital stock in PM Resources, St. JON, Virbac AH and/or Francodex. Upon demand, Borrowers shall jointly and severally pay all legal and filing fees and other expenses incurred by Bank in connection with the Pledge Agreements. Bank shall have no obligation to make any Loan hereunder unless and until Borrowers have fully satisfied these requirements.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

                  Borrowers represent and warrant to Bank that:

                  6.1 Corporate Existence and Power. Each of the Borrowers and each Subsidiary of each of the Borrowers: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

                  6.2 Corporate Authorization. The execution, delivery and performance by Borrowers of this Agreement, the Note, the Amendment and the other Transaction Documents are within the corporate powers of each of the Borrowers and have been duly authorized by all necessary corporate action.

                  6.3 Binding Effect. This Agreement, the Note, the Security Agreements, the Amendments to Security Agreement of Virbac, PM Resources and St. JON, the Deed of Trust, the Amendment and the other Transaction Documents have been duly executed and delivered by each of the Borrowers executing the same and constitute the legal, valid and binding obligations of each such Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

                  6.4 Financial Statements. Borrowers have furnished Bank with the following financial statements, identified by the principal financial officers of each of the Borrowers: (1) consolidated balance sheet and statements of income, retained earnings and cash flows of Virbac and its Consolidated Subsidiaries as of December 31, 1998 and for the period then ended, all certified by Virbac's independent certified public accountants, which financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied; (2) consolidated balance sheet and statements of income, retained earnings and cash flows of Agri-Nutrition Group Limited, the predecessor of Virbac, and its Consolidated Subsidiaries as of October 31, 1998 and for the period then ended, all certified by Agri-Nutrition Group Limited's independent certified public accountants, which financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied; and (3) unaudited consolidated balance sheet and statements of income, retained earnings and cash flows of Virbac and its Consolidated Subsidiaries as of June 30, 1999, certified by the principal financial officer of Virbac as being true and correct to the best of his knowledge and as being prepared in accordance with Virbac's normal accounting procedures. Borrowers further represent and warrant to Bank that: (1) said balance sheets and their accompanying notes fairly present the condition of Virbac and its Consolidated Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Virbac or any of its Consolidated Subsidiaries since June 30, 1999; and (3) neither Virbac nor any of its Consolidated Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements in accordance with Generally Accepted Accounting Principles.

                  6.5 Litigation. Except as disclosed on Schedule 6.5 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrowers, threatened against or affecting any of the Borrowers or any Subsidiary of any of the Borrowers before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of any such Borrower or any Subsidiary of any of the Borrowers, and none of the Borrowers nor any Subsidiary of any of the Borrowers is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could have a material adverse effect on any of the Borrowers or any Subsidiary of any of the Borrowers.

                  6.6 Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; none of the Borrowers nor any ERISA Affiliate nor any Subsidiary of any of the Borrowers has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers of any material liability, fine or penalty; and none of the Borrowers nor any ERISA Affiliate nor any Subsidiary of any of the Borrowers is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 6.6 attached hereto, none of the Borrowers nor any Subsidiary of any of the Borrowers has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

                  6.7 Tax Returns and Payment. Each of the Borrowers and each Subsidiary of each of the Borrowers has filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Borrowers or any Subsidiary of any of the Borrowers, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with Generally Accepted Accounting Principles consistently applied have been provided. The charges, accruals and reserves on the books of each of the Borrowers and each Subsidiary of any of the Borrowers in respect of any taxes or other governmental charges are, in the opinion of Borrowers, adequate.

                  6.8 Subsidiaries. St. JON VRX Products Limited is the only Subsidiary of St. JON as of the date hereof, Francodex is the only Subsidiary of Virbac AH as of the date hereof, and St. JON, Virbac AH and PM Resources are the only Subsidiaries of Virbac as of the date hereof.

                  6.9 Compliance With Other Instruments;  None Burdensome.  None
of the Borrowers nor any Subsidiary of any of the Borrowers is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition and which is not disclosed on such Borrower's financial statements heretofore submitted to Bank; none of the execution and delivery by Borrowers of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any of the Borrowers, or any of the provisions of any Borrower's Certificate or Articles of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which any of the Borrowers is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Bank pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

                  6.10  Other  Loans  and  Guarantees.  Except as  disclosed  on
Schedule 6.10 attached hereto, none of the Borrowers nor any Subsidiary of any of the Borrowers is a party to any loan transaction or Guarantee.

                  6.11 Labor Matters. Except as disclosed on Schedule 6.11 attached hereto, (a) no labor contract to which any of the Borrowers or any Subsidiary of any of the Borrowers is subject is scheduled to expire during the Term of this Agreement and (b) on the date of this Agreement, (i) none of the Borrowers nor any Subsidiary of any of the Borrowers is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which any of the Borrowers or any Subsidiary of any of the Borrowers is subject.

                  6.12 Title to Property. Each of the Borrowers and each Subsidiary of any of the Borrowers is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for such Borrower or such Subsidiary of any of the Borrowers to conduct its business. None of the Borrowers nor any Subsidiary of any of the Borrowers has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 6.12 attached hereto.

                  6.13 Regulation U. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Bank, Borrowers shall furnish to Bank a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

                  6.14 Multi-Employer Pension Plan Amendments Act of 1980. None of the Borrowers nor any Subsidiary of any of the Borrowers has any pension plan or any liability for pension contributions pursuant to any plan subject to the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA").

                  6.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. None of the Borrowers is an "investment company" as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of the Borrowers is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  6.16 Patents, Licenses, Trademarks, Etc. Each Borrower and each Subsidiary of any of the Borrowers possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person except as set forth on
Schedule 6.5 attached hereto.

                  6.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 6.17 attached hereto: (i) the operations of each of the Borrowers and each Subsidiary of any of the Borrowers comply with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of any of the Borrowers or any Subsidiary of any of the Borrowers are subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of any of the Borrowers or any Subsidiary of any of the Borrowers is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of any of the Borrowers or such Subsidiary of any of the Borrowers; (iv) none of the Borrowers nor any Subsidiary of any of the Borrowers has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of any such Borrower or such Subsidiary of any such Borrower; and (v) none of the Borrowers nor any Subsidiary of any of the Borrowers has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of any such Borrower or such Subsidiary of any such Borrower.

SECTION 7.  COVENANTS.

                  7.1 Affirmative Covenants of Borrowers. Borrowers covenant and agree that, so long as Bank has any obligation to make any Loan or to issue any Letter of Credit hereunder or any of Borrowers' Obligations remain unpaid:

                           (a)     Information.  Borrowers will deliver to Bank:

                           (i) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers, the consolidated balance sheet of Virbac and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, all with consolidating disclosures and setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and audited by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Virbac and reasonably acceptable to Bank together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrowers' compliance with the financial covenants contained in this Agreement;

                           (ii) As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Virbac, the consolidated balance sheets of Virbac and its Consolidated Subsidiaries as of the end of each such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Virbac's fiscal year ended at the end of such fiscal quarter, all with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Virbac's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer or controller of Virbac;

                           (iii) As soon as available and in any event within twenty-eight (28) days after the end of each month (which is not a fiscal quarter-end covered under (ii) above), the balance sheets of each of the Borrowers and its respective Consolidated Subsidiaries as of the end of each such month and the related consolidated statements of income, retained earnings and cash flows for such month and for the portion of each such Borrower's fiscal year ended at the end of such month, all except for such balance sheets) with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding month and the corresponding portion of each such Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer or controller of each such Borrower;

                           (iv) As soon as available and in any event within twenty-eight (28) days after the end of each month, a certificate of the principal financial officers or controllers of Borrowers in the form attached hereto as Exhibit E and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate;

                           (v) Within twenty-eight (28) days after the end of each month, the Borrowing Base Certificate dated as of the last day of such preceding month-end, as required pursuant to Section 3.1(d) hereof, together with an accounts receivable aging and inventory list of each of the Borrowers if requested by Bank;

                           (vi) Promptly upon receipt thereof, any reports submitted to any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers (other than reports previously delivered pursuant to Sections 7.1(a)(i), (ii) and (iii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers;

                           (vii) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or interim reports which Virbac or any of the other Borrowers shall file with the Securities and Exchange Commission;

                           (viii) Promptly upon the mailing thereof to the shareholders of any of the Borrowers generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed; and

                           (ix) With reasonable promptness, such further information regarding the business, affairs and financial condition of any of the Borrowers or any Subsidiary of any of the Borrowers as Bank may from time to time reasonably request.

                  Bank is hereby authorized to deliver a copy of any financial statement or other information made available by any of the Borrowers to any regulatory authority having jurisdiction over Bank, pursuant to any request therefor.

                  (b) Payment of Indebtedness. Each of the Borrowers and each Subsidiary of any of the Borrowers will (i) pay any and all Indebtedness payable or guaranteed by such Borrower or such Subsidiary of such Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon such Borrower or such Subsidiary of such Borrower, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

                  (c) Consultations and Inspections. Each of the Borrowers will permit, and will cause each Subsidiary of any such Borrower to permit, Bank (and any Person appointed by Bank to whom Borrowers do not reasonably object) to discuss the affairs, finances and accounts of Borrowers and each Subsidiary of any of the Borrowers with the officers of each such Borrower and each Subsidiary of any of the Borrowers, all at such reasonable times and as often as Bank may reasonably request. Each of the Borrowers will also permit, and will cause each Subsidiary of any such Borrower to permit, inspection of its Properties, books and records by Bank during normal business hours or at other reasonable times.

                  (d) Payment of Taxes; Corporate Existence; Maintenance of Properties; Insurance. Each of the Borrowers and each Subsidiary of any of the Borrowers will:

                           (i) Duly file all Federal, state and local income tax returns and all other tax returns and reports of such Borrower and each Subsidiary of any such Borrower which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its income, Property or assets; provided, however, that none of the Borrowers nor any Subsidiary of any of the Borrowers shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank have been provided, except that Borrowers and each Subsidiary of any of the Borrowers shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to Bank;

                           (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

                           (iii) Maintain and keep its Properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any Property which is not disadvantageous in any material respect to Bank and which, in the good faith opinion of the management of any Borrower, is in the best interests of such Borrower or such Subsidiary of any such Borrower, as the case may be; and

                           (iv) Insure with financially sound and reputable insurers acceptable to Bank, all Property of Borrowers and each Subsidiary of any of the Borrowers of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by Bank, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Bank. All such insurance may be subject to reasonable deductible amounts. Promptly upon Bank's request therefor, each of the Borrowers shall provide Bank with evidence that each such Borrower maintains, and that each Subsidiary of any such Borrower maintains, the insurance required under this Section 7.1(d)(iv), and evidence of the payment of all premiums therefor.

                  (e) Accountant. Borrowers shall give Bank prompt notice of any change of Borrowers' independent certified public accountants and a statement of the reasons for such change. Borrowers shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to Bank.

                  (f) ERISA Compliance. If any of the Borrowers or any Subsidiary of any of the Borrowers shall have any Pension Plan, such Borrower and/or such Subsidiary or Subsidiaries of any of the Borrowers shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, none of the Borrowers nor any Subsidiary of any of the Borrowers shall:

                           (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

                           (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in
         Section 302 of ERISA, 29 U.S.C. ss. 1082, whether or not waived;

                           (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of any of the Borrowers or any Subsidiary of any of the Borrowers pursuant to
         Section 4068 of ERISA, 29 U.S.C. ss.1368; or

                           (iv)  take  any  action  which  would   constitute  a
         complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

                  Notwithstanding any provision contained in this Section 7.1(f) to the contrary, an act by any of the Borrowers or any Subsidiary of any of the Borrowers shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless Bank determines in good faith that said action, individually or cumulatively with other acts of any of the Borrowers and the Subsidiaries of any of the Borrowers, does have or is likely to cause a significant adverse financial effect upon any of the Borrowers or any Subsidiary of any of the Borrowers.

                  Borrowers shall have the affirmative obligation hereunder to report to Bank any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon any of the Borrowers or any Subsidiary of any of the Borrowers, and failure by Borrowers to report such act promptly upon any such Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

                  (g) Maintenance of Books and Records. Each of the Borrowers and each Subsidiary of any of the Borrowers will maintain its books and records in accordance with Generally Accepted Accounting Principles consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

                  (h) Further Assurances. Each of the Borrowers will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Note, the Security Agreements, the Deed of Trust, the Letter of Credit Applications and the other Transaction Documents.

                           (i)      Financial Covenants.  Borrowers will:

                           (i) Maintain a ratio of Consolidated EBITDA minus permitted purchases by Borrowers of any of the outstanding capital stock of Virbac during any such period (determined on a consolidated basis for Borrowers and their Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied, for the applicable period ending on the date of any such calculation), to Consolidated Debt Service (which for any such calculations prior to January 1, 2000 shall be determined using Virbac's and its Consolidated Subsidiaries' actual principal reductions made or required on all long term borrowed money Indebtedness during the period included in any such calculation instead of scheduled principal payments during the period of equal length following the date of any such calculation) of at least (A) 1.25 to 1.0 for the two quarter period ending June 30, 1999, (B) 1.25 to 1.0 for the seven month period ending July 31, 1999, (C) 1.25 to 1.0 for the eight month period ending August 31, 1999, (D) 1.50 to 1.0 for the three quarter period ending September 30, 1999, (E) 1.50 to 1.0 for the ten month period ending October 31, 1999, (F) 1.50 to 1.0 for the eleven month period ending November 30, 1999, (G) 1.75 to 1.0 for the four quarter period ending December 31, 1999, (H) 1.75 to 1.0 for the four quarter period ending January 31, 2000, (I) 1.75 to 1.0 for the four quarter period ending February 29, 2000, and (J) 2.00 to 1.0 for the four quarter period ending at each month-end and fiscal year end thereafter during the Term hereof;

                           (ii) Maintain a minimum Consolidated Tangible Net Worth at all times during the Term hereof of not less than the sum of:
         (A) Nineteen Million Dollars ($19,000,000.00) , plus (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such fiscal year) shown on Borrowers' audited consolidated financial statements for each fiscal year, commencing with the fiscal year ending December 31, 1999, such required increases to be cumulative for each such fiscal year;

                           (iii) Deliver a certificate of the principal financial officers of each of the Borrowers containing the financial ratio calculations required in clauses (i) and (ii) above simultaneously with the financial statements referred to in Sections 7.1(a)(i), (ii) and (iii).

                  (j) Compliance with Law. Each of the Borrowers will, and will cause each Subsidiary of any of the Borrowers to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of any of the Borrowers or any Subsidiary of any of the Borrowers.

                  (k) Notices. Each of the Borrowers will notify Bank in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                           (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers, as the case may be, is a party or by which it is bound or to which it is subject;

                           (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting any of the Borrowers, any other Obligor, any Subsidiary of any of the Borrowers, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, provided that, if such proceeding seeks money damages, the damages sought are in excess of $100,000.00;

                           (iii) Judgment. The entry of any judgment or decree against any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers in an amount of $100,000.00 or more;

                           (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of any of the Borrowers or any Subsidiary of any of the Borrowers with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                           (v) Change of Name. Any change in the name of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers at least fifteen (15) days prior to the effective date thereof;

                           (vi) Change in Place(s) of Business. Any proposed opening, closing or other change of any place of business of any of the Borrowers or any Subsidiary of any of the Borrowers;

                           (vii) Environmental Matters. Receipt of any notice that the operations of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers are subject to an "Environmental Lien." For purposes of this Section 7.1(k)(vii), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

                  (viii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers;

                           (ix) Change in Management or Line(s) of Business. Any material change in the senior management of any of the Borrowers or any Subsidiary of any of the Borrowers or any change in any Borrower's or any Subsidiary of any of the Borrowers' line(s) of business; and

                           (x) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Bank may from time to time reasonably specify.

                  (l) Borrowers' Bank Accounts. Each Borrower will, and will cause each Subsidiary of any of the Borrowers (other than St. JON VRX Products Limited) to, maintain its primary checking, lockbox and operating accounts with Bank and to use Bank's lockbox services for purposes of facilitating the collection of each Borrower's or any such Subsidiary's accounts receivable from its customers.

                  7.2 Negative Covenants of Borrowers. Borrowers covenant and agree that, so long as Bank has any obligation to make any Loan or to issue any Letter of Credit hereunder or any of Borrowers' Obligations remain unpaid, unless the prior written consent of Bank is obtained:

                  (a) Limitation on Indebtedness. None of the Borrowers nor any Subsidiary of any of the Borrowers will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

                           (i)      Indebtedness evidenced by the Note;

                           (ii) Unsecured trade accounts payable incurred in the
ordinary course of business;

                           (iii)  Indebtedness  listed on Schedule 6.10 attached
hereto;

                           (iv) Indebtedness for Capitalized Leases permitted under Section 7.2(i) in an amount not to exceed $200,000.00 in the aggregate (for Borrowers and all Subsidiaries of any of the Borrowers) at any one time outstanding;

                           (v)  Indebtedness  not  otherwise  permitted  by this
         Section 7.2(a) in an amount not to exceed $50,000.00 in the aggregate at any one time outstanding for Borrowers and all Subsidiaries of any of the Borrowers.

                           (b) Limitations on Liens.  None of the Borrowers will
create, incur, assume or suffer to exist, or will cause or permit any Subsidiary of any such Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than:

                  (i)  Liens  presently  in  existence  which are  described  on
Schedule 6.12 attached hereto;

                           (ii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

                           (iii) Any Lien renewing, extending or refunding any Lien permitted hereunder, provided that the principal amount of Indebtedness secured by such Lien is not increased and such Lien is not extended to cover any other Property or assets of any such Borrower or any Subsidiary of any such Borrower; and

                           (iv) Subject to Section 7.1(d)(i), Liens for taxes, assessments or governmental charges or levies on the income, Property or assets of any of the Borrowers or any Subsidiary of any of the Borrowers if the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank are provided.

                  (c) Sale of Property. None of the Borrowers nor any Subsidiary of any of the Borrowers will sell, lease, transfer or otherwise dispose of any Property or assets of any such Borrower or such Subsidiary of any of the Borrowers, as the case may be, except in the ordinary course of business; provided, however, that (i) the foregoing shall not preclude either PM Resources or Virbac AH from selling and leasing back either the St. Louis, Missouri real property owned by PM Resources or the Fort Worth, Texas real property owned by Virbac AH (but not both) provided that if the St. Louis, Missouri real property is sold by PM Resources then Virbac AH shall grant to Bank a first deed of trust and security agreement on its Fort Worth, Texas real property and improvements and shall provide a title commitment, appraisal and environmental phase I report with respect to such real property and improvements all in form and substance acceptable to Bank, (ii) St. JON may sell to any parent or affiliate of Virbac all of the issued and outstanding shares of capital stock in St. JON VRX Products Limited, (iii) this Section shall not preclude Virbac AH from selling the Newcastle, Indiana real property owned by Virbac AH at its fair market value (as determined by Borrowers), (iv) PM Resources may sell any portion of the undeveloped St. Louis, Missouri real property owned by PM Resources provided that the greater of (A) twenty-five percent (25%) of the net sales proceeds therefrom or (B) $500,000.00 shall be paid to Bank in connection with any such sale for application as a prepayment against the then outstanding principal balance of the Facility B Loans and a corresponding reduction of the Bank's Facility B Commitment, and (v) this Section shall not preclude any of the Borrowers or any Subsidiary of any of the Borrowers from selling, leasing, transferring or otherwise disposing of less than substantially all of its other Property or assets so long as the purchase price for said Property or assets shall be equal to or greater than the depreciated book value of said Property or assets.

                  (d) Mergers and Consolidations. None of the Borrowers nor any Subsidiary of any of the Borrowers will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except that Subsidiaries of any of the Borrowers may merge with each other or into any of the Borrowers, and except that any of the
Borrowers or any Subsidiary of any of the Borrowers may merge with or consolidate with any other Person provided that such Borrower or such Subsidiary shall be the surviving entity and no Default or Event of Default shall exist hereunder either prior to or immediately following any such merger or consolidation, and provided further that Borrowers shall have given Bank prompt written notice, but in no event less than twenty (20) days' prior written notice, of any such merger or consolidation and such Borrower or such Subsidiary shall execute UCC-1 financing statements or other documents reasonably deemed necessary by Bank to perfect and continue Bank's security interests in the Collateral acquired through any such merger or consolidation.

                  (e) Acquisitions. None of the Borrowers nor any Subsidiary of any of the Borrowers will acquire all or substantially all of the stock or assets of any Person, except that any Borrower or any such Subsidiary may acquire all or substantially all of the stock or assets of any other Person upon thirty (30) days' prior written notice to Bank provided that no Default or Event of Default then exists hereunder or would be created as a result of any such acquisition, and provided further that all of the accounts receivable, Inventory, equipment, general intangibles and other assets of such acquired Person shall be pledged as collateral to Bank for Borrowers' Obligations hereunder in a manner satisfactory to Bank and if such acquired Person is to become a new Subsidiary of a Borrower or its assets so acquired are to be held in a new Subsidiary of a Borrower, such new Subsidiary shall guaranty all of Borrowers' Obligations pursuant to an unlimited continuing guaranty in favor of Bank. Any Borrower owning stock of any such new Subsidiary shall pledge such stock to Bank pursuant to an Agreement of Pledge. Borrowers agree to execute and to cause any such Subsidiary or other acquired Person to execute such security agreements, pledge agreements, collateral assignments, UCC-1 financing statements, guaranties and other agreements which Bank may reasonably request in order to grant and perfect such security interests and to make such guaranty.

                  (f) Fiscal Year. None of the Borrowers nor any Subsidiary of any of the Borrowers will change its fiscal year from a fiscal year ending December 31, without the prior written consent of Bank.

                  (g) Stock Redemptions and Distributions. None of the Borrowers will make or declare or incur any liability to make any Distribution in respect of the capital stock of Virbac without the prior written consent of Bank, provided that if (i) no Default or Event of Default otherwise then exists hereunder, and (ii) Borrowers project that they shall remain in compliance with each of the financial covenants contained in Section 7.1(i) herein after any such contemplated Distribution, then Virbac may repurchase up to 500,000 shares (less the number of shares repurchased between December 12, 1995 and September 7, 1999) of its capital stock on the open market pursuant to that certain share repurchase program outlined to Bank in a letter from Virbac (formerly Agri-Nutrition Group Limited) to Bank dated December 12, 1995. This Section 7.2(g) shall not prohibit Virbac from fulfilling its contingent obligation pursuant to Section 8.2 of that Agreement and Plan of Merger among Agri-Nutrition Group Limited, Virbac, S.A. and Virbac, Inc. dated October 16, 1998, as amended (the "Merger Agreement") to repurchase at $3.00 per share up to $4,185,000 of shares of its issued and outstanding Common Stock upon the occurrence of certain events described in the Merger Agreement, provided that such repurchase of shares may only be funded by Virbac, S.A. through a capital contribution to Virbac in exchange for a number of newly issued shares of Virbac equal to such capital contribution divided by the repurchase price.

                  (h) Transactions with Related Parties. None of the Borrowers nor any Subsidiary of any of the Borrowers will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party unless such transaction is upon fair market terms, is not disadvantageous in any material respect to Bank and has been approved by a majority of the disinterested directors of such Borrower or such Subsidiary of any of the Borrowers, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of such Borrower or such Subsidiary of any such Borrower, as the case may be. In addition, none of the Borrowers nor any Subsidiary of any of the Borrowers shall
(i) transfer any Property or assets to any Related Party for other than its fair market value or (ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto. Nothing in this Section 7.2(h) shall prohibit any Borrower or any Subsidiary from granting nonassignable, nonexclusive licenses of its patents and trademarks at less than market value to any of the other Borrowers or other Subsidiaries of any of the Borrowers hereunder.

                  (i) Loans and Investments. None of the Borrowers nor any Subsidiary of any of the Borrowers will make any loans or advances or extensions of credit to (other than extensions of credit in the ordinary course of business), purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, except that Borrowers and the Subsidiaries of any of the Borrowers may:

                  (i) Permit to remain outstanding those loans to employees of Borrowers as disclosed on Schedule 6.10 attached hereto;

                  (ii) Acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any such Borrower or any Subsidiary of any such Borrower;

                  (iii) Own, purchase or acquire (A) prime commercial paper and certificates of deposit in United States commercial banks (having capital resources in excess of $20,000,000.00), in each case due within one (1) year from the date of purchase and payable in the United States in United States dollars, (B) obligations of the United States government or any agency thereof,
(C) obligations guaranteed directly by the United States government or (D) repurchase agreements of United States commercial banks (having capital resources in excess of $20,000,000.00) for terms of less than one (1) year;

                  (iv) Make or permit to remain outstanding travel and other like advances to officers and employees of any such Borrower or any Subsidiary of any such Borrower in the ordinary course of business; and

                  (v) Make loans from time to time to or advances on behalf of any of the other Borrowers.

                  (j) Dissolution or Liquidation. Borrowers shall not seek or permit the dissolution or liquidation of any of the Borrowers in whole or in part.

                  (k) Change in Nature of Business. None of the Borrowers nor any Subsidiary of any of the Borrowers will make any material change in the nature of its business.

                  (l) Pension Plans. None of the Borrowers nor any Subsidiary of any of the Borrowers shall (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by any of the Borrowers or any Subsidiary of any of the Borrowers of any material liability, fine or penalty. None of the Borrowers nor any Subsidiary of any of the Borrowers shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

                  (m) Change in Ownership. At all times during the Term hereof, ownership and voting control of at least 51% of Virbac's voting stock shall be maintained by Virbac SA. At all times during the Term hereof, ownership of all of Virbac AH's, PM Resources' and St. JON's voting stock shall be maintained by Virbac and all of Francodex's voting stock shall be owned by Virbac AH, and Virbac shall maintain voting control of all of the outstanding voting stock of PM Resources, Virbac AH, Francodex and St. JON at all times during the Term hereof.

                  7.3 Use of Proceeds. Borrowers agree that (i) the proceeds of the Facility A Loans will be used solely to refinance existing indebtedness of Borrowers and for Borrowers' working capital requirements; (ii) the proceeds of the Facility B Loan will be used solely to refinance existing indebtedness of Borrowers and for Borrowers' general corporate purposes; (iii) none of such proceeds will be used in violation of any applicable law or regulation; and (iv) none of the Borrowers will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 8.  EVENTS OF DEFAULT.

                  If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

                  8.1 Any of the Borrowers shall fail to pay any of Borrowers' Obligations as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise;

                  8.2 Any representation or warranty of any of the Borrowers made in this Agreement, in any other Transaction Document to which such Borrower is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

                  8.3 Any of the Borrowers shall fail to perform or observe any term, covenant or provision contained in Section 7.1(a)(i), (ii), (iii), (vi),
(vii), (viii) or (ix), Section 7.1(i), Section 7.2 or Section 7.3;

                  8.4 Borrowers shall fail to timely deliver the Borrowing Base Certificate required by Sections 3.1(d) and 7.1(a)(vi) or the financial statements or compliance certificate required by Section 7.1(a)(iv) or (v), unless prior to the date required for delivery of such financial statements, compliance certificate or Borrowing Base Certificate, Borrowers shall notify the Bank that they anticipate a delay in the delivery of such information, in which case such default shall not constitute an Event of Default hereunder unless such financial statement, compliance certificate or Borrowing Base Certificate is not delivered within 10 days following such notice of delay;

                  8.5 Any of the Borrowers shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure shall remain unremedied for fifteen (15) days after written notice thereof shall have been given to Borrowers by Bank;

                  8.6 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any of the Borrowers, or if the transactions completed hereunder or thereunder shall be contested by any of the Borrowers or if any of the Borrowers shall deny that it has any or further liability or obligation hereunder or thereunder;

                  8.7  Any  of  the  Borrowers,  any  Subsidiary  of  any of the
Borrowers or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                  8.8 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor, or of a substantial part of the Property or assets of any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor or of a substantial part of the Property or assets of any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor or
(iii) the winding-up or liquidation of any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

                  8.9 Any "Event of Default" (as defined therein) shall occur under or within the meaning of any of the Security Agreements;

                  8.10 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Deed of Trust;

                  8.11 Any "Default" or "Event of Default" (as defined therein) shall occur under or within the meaning of either of the Pledge Agreements, or if either of the Pledge Agreements shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Virbac or Virbac AH, or if either Virbac or Virbac AH shall deny that it has any further liability or obligation thereunder, or if either Virbac or Virbac AH shall fail to comply with or observe any of the terms, provisions or conditions contained in its Pledge Agreement;

                  8.12 Any default or event of default shall occur under the terms of any Letter of Credit Application;

                  8.13 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall be declared by Bank to be in default on, or pursuant to the terms of, (1) any other present or future obligation to Bank, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Bank a Lien upon any Property or assets of any of the Borrowers, such Subsidiary of any of the Borrowers or such other Obligor, as the case may be;

                  8.14 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of any of the Borrowers, such Subsidiary of any of the Borrowers or such other Obligor, as the case may be, for borrowed money (other than Borrowers' Obligations) in a principal amount in excess of Five Hundred Thousand Dollars ($500,000.00), if the effect of such failure or default is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  8.15 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall have a judgment entered against it, him or her in an amount of $100,000.00 or more by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by such Borrower, such Subsidiary of any of the Borrowers or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

                  8.16 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of any of the Borrowers or any Subsidiary of any of the Borrowers with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries; or

                  8.17 The institution by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers of steps to terminate any Pension Plan if, in order to effectuate such termination, any such Borrower, such ERISA Affiliate or such Subsidiary of any of the Borrowers, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of One Hundred Thousand Dollars ($100,000.00) or the institution by the PBGC of steps to terminate any Pension Plan;

                  THEN, and in each such event (other than an event described in Sections 8.7 or 8.8), Bank may declare that its obligation to make Loans under this Agreement has terminated, whereupon such obligation of Bank shall be immediately and forthwith terminated, and Bank may further declare the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrowers' Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Note and all such other Borrowers' Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections
8.7 or 8.8, Bank's obligation to make Loans under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrowers' Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

SECTION 9.  GENERAL.

                  9.1 No Waiver. No failure or delay by Bank in exercising any right, remedy, power or privilege hereunder or under any other Transaction
Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Bank to exercise any statutory or common law right of banker's lien or setoff.

                  9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by each of the Borrowers) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Bank and any and all other indebtedness at any time owing by Bank to or for the credit or account of any of the Borrowers against any and all of Borrowers' Obligations irrespective of whether or not Bank shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Bank agrees to promptly notify Borrowers after any such setoff and application made by Bank, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section 9.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Bank may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Bank to exercise any right of setoff or counterclaim it may have against any of the Borrowers and to apply the amount subject to such exercise to the payment of indebtedness of any of the Borrowers unrelated to this Agreement or the other Transaction Documents.

                  9.3 Cost and Expenses. Borrowers jointly and severally agree, whether or not any Loan is made hereunder, to pay Bank upon demand (i) all out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation, documentation, negotiation, execution and administration of this Agreement, the Note and the other Transaction Documents, (ii) all recording, filing, title insurance, surveying and appraisal fees incurred in connection with this Agreement and the other Transaction Documents, (iii) all out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by Bank relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrowers further jointly and severally agree to pay or reimburse Bank for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Note, the Security Agreements, the Deed of Trust or any of the other Transaction Documents. All of the obligations of Borrowers under this Section 9.3 shall survive the satisfaction and payment of Borrowers' Obligations and the termination of this Agreement.

                  9.4 Environmental Indemnity. Borrowers hereby jointly and severally agree to indemnify Bank and hold Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Bank for, with respect to or as a direct or indirect result of the violation by any of the Borrowers or any Subsidiary of any of the Borrowers of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by any of the Borrowers and/or any Subsidiary of any of the Borrowers in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance
(including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
9.4 shall survive the satisfaction and payment of Borrowers' Obligations and the termination of this Agreement.

                  9.5 General Indemnity. In addition to the payment of expenses pursuant to Section 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrowers hereby jointly and severally agree to indemnify, pay and hold Bank and any holder(s) of the Note, and the officers, directors, employees, agents and affiliates of Bank and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by any of the Borrowers or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Bank, Bank's agreement to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this
Section 9.5 shall survive satisfaction and payment of Borrowers' Obligations and the termination of this Agreement.

                  9.6 Authority to Act. Bank shall be entitled to act on any notices and instructions (telephonic or written) reasonably believed by Bank to have been delivered by any person authorized to act on behalf of any of the Borrowers pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of any such Borrower, and Borrowers hereby jointly and severally agree to indemnify Bank and hold Bank harmless from and against any and all losses and expenses, if any, ensuing from any such action.

                  9.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy or registered or certified mail, return receipt requested and postage prepaid, if to Borrowers in care of Virbac at 3200 Meacham Boulevard, Fort Worth, Texas 76137, Attention: Henry B. Haley, or if to Bank at 135 North Meramec, St. Louis, Missouri 63105, Attention: Brenda
J. Laux, or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telegram, telex or telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

                  9.8 CONSENT TO JURISDICTION; JURY TRIAL WAIVER. EACH OF THE BORROWERS IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS BANK MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH OF THE BORROWERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND EACH OF THE BORROWERS FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWERS HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. EACH OF THE BORROWERS AUTHORIZES THE SERVICE OF PROCESS UPON SUCH BORROWER BY REGISTERED MAIL SENT TO BORROWERS AT THEIR ADDRESS SET FORTH IN SECTION 9.7. EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION.

                  9.9 Bank's Books and Records. Bank's books and records showing the account between Borrowers and Bank shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof. Bank shall record, and prior to any transfer of any of its Notes shall endorse on the schedules forming a part thereof, appropriate notations to evidence (i) the date and amount of each conversion of any portion of any Facility B Loan to a LIBOR Loan and the principal amount, applicable LIBOR Rate, and the applicable Interest Period with respect thereto, and (ii) the date and amount of each payment of principal made by Borrowers with respect to each such Loan. Bank is hereby irrevocably authorized by Borrowers so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required; provided, however that the joint and several obligations of Borrowers to repay the Loans made by Bank hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the schedules attached to its Note.

                  9.10 Governing Law; Amendments. This Agreement, the Note, the Security Agreements and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri, and this Agreement and the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified, or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  9.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D and E refer to annexed Exhibits A, B, C, D and E which are hereby incorporated herein by reference and all references herein to Schedules 6.5, 6.6, 6.10, 6.11, 6.12 and 6.17 refer to annexed Schedules 6.5, 6.6, 6.10, 6.11, 6.12 and 6.17 which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

                  9.12 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of any of the Borrowers, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to any of the Borrowers and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent any such Borrower has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with such Borrower for financial reporting purposes.

                  9.13 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of each of the Borrowers and its successors and Bank and its successors and assigns. None of the Borrowers may assign or delegate any of its rights or obligations under this Agreement.

                  9.14 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK, EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN
WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  9.15 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  9.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.17 Resurrection of Borrowers' Obligations. To the extent that Bank receives any payment on account of any of Borrowers' Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrowers' Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of any of the Borrowers and theretofore created and/or existing in favor of Bank as security for the payment of such Borrowers' Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrowers' Obligations.

                  IN WITNESS WHEREOF, the parties have executed this Credit Agreement this _____ day of September, 1999.

                               VIRBAC CORPORATION


                               By:
                                  Bruce G. Baker, Executive Vice President

                               PM RESOURCES, INC.


                               By:
                                  Bruce G. Baker, Executive Vice President


                           ST. JON LABORATORIES, INC.


                           By:
                                  Bruce G. Baker, Executive Vice President

                           VIRBAC AH, INC.


                           By:
                                  Bruce G. Baker, Executive Vice President

                           FRANCODEX LABORATORIES, INC.


                           By:
                                  Bruce G. Baker, Executive Vice President

                           FIRST BANK


                           By:
                                  Brenda J. Laux, Senior Vice President

                                                    SCHEDULE 6.5

                                                     Litigation


1. In March 1998, a claim was filed against the Company and certain of its subsidiaries alleging breach of an implied employment contract. The amount of claims identified in the motion totaled approximately $150,000, plus certain unspecified damages. Management and the Company's counsel expect that final resolution of this action will not have a material impact upon the Company's financial position or results of operations.

2.       In 1998,  and  Derivates  Belgium  (EDB) filed a claim  against St. JON
         Laboratories, Inc. alleging that St. JON breached the terms of a license agreement between St. JON and EDB and infringed on EDB's trademarks. The amount of claims identified total approximately $500,000, plus certain unspecified damages. In addition, EDB is seeking an injunction on the sale of Prozym canine toothpaste in France. Management and the Company's counsel expect that final resolution of this claim will not have a material impact upon the Company's financial position or results of operations.

3. In April 1998, a claim was filed against PM Resources, Inc. for damages alleged to have occurred related to a product recall in November 1995. Prior claims related to this incident had been submitted to the Company's insurance company and had been settled. The amount of claims identified in this motion totaled approximately $38,000. Management and the Company's counsel expect that final resolution of this action will be not have a material impact upon the Company's financial position or results of operations.

4. See Schedule 6.17 for a description of a Notice of Order to Abate Violations and a Notice of Violations issued to PM Resources by the Missouri Department of Natural Resources (MDNR) relating to alleged violations of Missouri's hazardous waste laws and regulations.

5. In 1998 a claim was filed against Virbac and certain of its subsidiaries alleging breach of an implied employment contract. The amount of claims identified in the motion totaled approximately $45,000.00, plus certain unspecified damages. Management and Borrowers' counsel expect that final resolution of this action will not have a material impact upon Virbac's financial position or results of operations.

6. In 1996 a claim was filed against Virbac and certain of its subsidiaries alleging breach of an employment contract. The amount of claims identified in the motion totaled approximately $215,000.00, plus certain unspecified damages. Management has reached an agreement with the plaintiff to settle the case, with Virbac agreeing to pay the plaintiff $185,000.00. This case is expected to be finalized in September, 1999.

                                                    SCHEDULE 6.6

                                                Pension Plan Matters


                  None.

                                                    SCHEDULE 6.10

                                             Other Loans and Guaranties


1. In April 1995, Virbac Corporation purchased substantially all of the net assets and business of Zema Corporation The purchase price includes potential additional payments calculated as a percentage of cumulative earnings before taxes and interest for the five year period ending October 31, 1999 which are in excess of a specified base. As of the date hereof, no such additional payments are due. Furthermore, based on results to date, it is anticipated that no amounts will be due related to this calculation in the future.

2. On an annual basis, the Company enters into certain agreements to finance its annual insurance premiums. Such agreements have terms less than one year. At April 30, 1998, approximately $240,000 was due under such agreements.

3. In September 1997, Virbac Corporation acquired Mardel Laboratories, Inc. In connection with the acquisition, Virbac issued a note payable of $300,000 to the former owners of Mardel, $147,000 of which is payable in cash and $153,000 of which is payable in Virbac stock over a period of three years.

4. In conjunction with the acquisition of Mardel Laboratories, Inc., the Company assumed a promissory note of $489,957 due to Ramon Mulholland, of which approximately $400,000 is due as of the date hereof. Such promissory note is subordinated to that of the Bank.

5. $1,700,000.00 remains outstanding under a line of credit with Societe Generale. This amount will be repaid on September 7, 1999 using part of the proceeds from this Agreement, and the line of credit will be closed.

                                                    SCHEDULE 6.11

                                                    Labor Matters


Sixty-one of the full-time employees located at PM Resources, Inc.'s facility are represented by the International Longshoremen's Association, and eight are represented by the International Brotherhood of Electrical Workers. Such employees' wages and benefits are governed by bargaining agreements negotiated with the unions, which expire on October 31, 2001.

                                                    SCHEDULE 6.12

                                                   Permitted Liens


1. UCC-1 financing statements filed in favor of Matsushita Electric Corporation of America on PM Resources' leased telephone equipment.

2. UCC-1 financing statement filed in favor of IBM Credit Corporation on PM Resources' data processing equipment.

3. UCC-1 financing statement filed in favor of REFCO Investments, Inc. on PM Resources' Great Lakes Semi-Auto Sleeve Wrapper.

4. UCC-1 financing statement filed in favor of Advanta Leasing Corp. on St. JON's leased sprinkler and fire alarm equipment.

5. Numerous UCC-1 filings in favor of First Bank.

                                                    SCHEDULE 6.17

                                     Environmental and Health and Safety Matters


1. On November 27, 1994, the MDNR issued a Notice of Order to Abate Violations to PM Resources relating to alleged violations of Missouri's laws and regulations relating to the storage of hazardous waste at the Bridgeton facility. The order alleges that PM Resources had not remedied certain deficiencies relating to the storage of hazardous waste cited in inspections by the MDNR in May 1993 and March 1994, and directs remedial action.

2. On December 21, 1995, the MDNR issued a Notice of Violations to PM Resources relating to contamination in the vicinity of an underground collection system that was removed from the Bridgeton facility in 1994. The notice alleges that the collection system should have been included in the Company's hazardous waste storage permit, states that the collection system was classified by the MDNR as a leaking underground storage tank, and directs remedial action.

3. Virbac is currently in negotiations with the MDNR related to certain issues raised in the November, 1994 Notice of Order to Abate Violations and the December 1995 Notice of Violations issued by the MDNR. Management does not believe that either of the matters pose a significant risk to human health or the environment, or that the resolution of either of the claims made by the MDNR will have a material adverse effect on Virbac's financial position or results of operations.